SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Electroglas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

April 14, 2004

Dear Electroglas Stockholder,

I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on Thursday, May 20, 2004, at 10:00 a.m. California time at our corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California.

This year we are seeking the election of two Class II directors and the ratification of the selection of our independent auditors.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and the support of our company. We look forward to seeing you at the Annual Meeting.

Very truly yours,

Keith L. Barnes

Chairman of the Board

Chief Executive Officer

ELECTROGLAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2004

To the Stockholders of Electroglas, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Electroglas, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California, on Thursday, May 20, 2004, at 10:00 a.m., California time, for the following purposes:

1.    ELECTION OF DIRECTORS. To elect two Class II directors of the Company to serve until the 2007 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2004.

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on March 26, 2004, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Thomas E. Brunton

Secretary

San Jose, California

April 14, 2004

ELECTROGLAS, INC.

6024 Silver Creek Valley Road

San Jose, California 95138

PROXY STATEMENT

General Information

This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 20, 2004, at 10:00 a.m., California time, at the Company’s headquarters at 6024 Silver Creek Valley Road, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

This Proxy Statement and the form of proxy are first being mailed to stockholders on or about April 14, 2004.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Thomas E. Brunton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Record Date, Share Ownership and Quorum

The close of business on March 26, 2004, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,667,973 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 10,833,987 of these shares of Common Stock of the Company, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Voting Procedures

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. For Proposal 1, two Class II directors will be elected by a plurality of votes; the nominees receiving the two highest number of affirmative votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote will be elected. Approval and ratification of Proposal 2 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change his or her vote prior to the Annual Meeting by revoking his or her proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide voting instructions, and to confirm that instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company has retained ADP-Investor Communication Services, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $4,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

An automated system administered by ADP-Investor Communication Services, for a fee of approximately $7,000 plus customary out-of-pocket expenses and service fees, will tabulate votes cast by proxy at the Annual Meeting, and the Inspector of Elections of the Company will tabulate votes cast in person at the Annual Meeting. The Inspector of Elections will also determine whether or not a quorum is present. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of Common Stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposal 2, broker “non-votes” will have no effect. Because abstentions will be included in tabulations of the shares of Common Stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2.

Householding of Annual Meeting Materials

Pursuant to a recently adopted Securities and Exchange Commission rule, some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company believes this “householding” rule will provide greater convenience for our stockholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to stockholders’ homes.

The “householding” election appears on the voting instruction form accompanying this proxy statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented, and “householding” will begin 60 days after the mailing of this document.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation divides the Company’s Board of Directors into three classes. The members of each class of directors serve staggered three-year terms. The Board is composed of two Class I directors (Keith L. Barnes and Mel Friedman), two Class II directors (Robert J. Frankenberg and Edward M. Saliba) and two Class III directors (John F. Osborne and C. Scott Gibson), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006, 2004 and 2005, respectively. At each Annual Meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

At the Annual Meeting, the stockholders will elect two Class II directors to serve a three (3) year term until the 2007 Annual Meeting of Stockholders or until a successor is duly elected or appointed and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the person named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Certain information about Robert J. Frankenberg and Edward M. Saliba, the Class II director nominees, is furnished below.

Robert J. Frankenberg has been a Director of the Company since July 1993. He was previously re-elected to the Board by the shareholders in 2001 to serve a three year term. He was President and Chief Executive Officer of Encanto Networks, Inc., an Internet electronic commerce server manufacturer, from May 1997 to July 2000. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company’s Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard’s Personal Computation Business, from 1989 to 1991, he was Vice President and General Manager of Hewlett-Packard’s Information Networks Group and, from 1985 to 1989, he was General Manager of Hewlett-Packard’s Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Scansoft, Inc, Secure Computing Corporation, National Semiconductor Corporation, and Extended Systems.

Edward M. Saliba has been a Director of the Company since March 2003. He was appointed to the Board of Directors in 2003 by the Board itself. Mr. Saliba was unanimously approved by the Board in 2003 after an interview process and a review of his qualifications. Mr. Saliba retired from Sun Microsystems, Inc. (“Sun”) in June 2001, and has been a consultant since that time. From January 2002 to June 2002, he was the Chief Financial Officer of iScale, Inc., a software company. Prior to his retirement from Sun in June 2001, Mr. Saliba worked on a number of discrete projects. From January 2000 to April 2001, he was Vice President of Operations and Chief of Staff of iPlanet.com, a Sun and Netscape alliance. From June 1999 to January 2000, Mr. Saliba served as Vice President Human Resources of Sun. From May 1998 to June 1999 he served as Vice President, Finance, of the Software Division of Sun. From February 1996 to May 1998, he served as Vice President of Finance of SunSoft, Inc., and internet software company. From May 1994 to February 1996, he served as Director of Finance of Sun Microelectronics. From February 1996 to May 1998, he served as Director of Finance of SMCC Worldwide Operations. From June 1991 to May 1993, he served Director of Finance of SMCC Engineering. From April 1989 to June 1991, he served as Finance Manager and Director of East Coast Operations of Sun. Mr. Saliba was a Public Governor on the Pacific Stock and Option Exchange from February 1999 to February 2003. Mr. Saliba served as a Director on the Board of Brio Software, Inc. from January 2002 through July 2003, when the Company was acquired by Hyperion Solutions, Inc.

The nominees receiving the two highest number of affirmative votes represented and voting on Proposal 1 at the Annual Meeting will be elected as the Class II directors of the Company, to serve a three year term until the 2007 Annual Meeting of Shareholders or until a successor is duly elected or appointed and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR ALL”

VOTE ON PROPOSAL NO. 1.

Board Meetings and Committees

During 2003, the Board of Directors met twelve times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. Five of the Company’s directors attended the 2003 annual meeting of stockholders. The Board has determined that a majority of the Board members, Messrs. Friedman, Frankenberg, Saliba, Osborne and Gibson, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). Mr. Friedman is the Board’s designated lead independent director.

The Audit Committee held five meetings in 2003. Effective March 2003, the members of the Audit Committee are Edward M. Saliba (Chairman), Mel Friedman and John F. Osborne. In accordance with the Amended and Restated Audit Committee Charter (a copy of which was attached to the Company’s 2003 proxy statement), it appoints the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Exchange Act and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Mr. Saliba is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Compensation Committee held three meetings in 2003. The current members of the Compensation Committee are John F. Osborne (Chairman) and Robert J. Frankenberg. The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to the Board of Directors and the Company’s executive officers and to administer the Company’s Amended and Restated 1993 Long-Term Incentive Plan, Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), 2001 Non-Officer Employee Stock Incentive Plan, 1998 Employee Stock Purchase Plan and 2002 Employee Stock Purchase Plan.

The Nominating Committee was formed in February 2001. The Nominating Committee held two meetings in 2003 and one meeting in 2004. Effective March 2003, the members of the Nominating Committee are Mel Friedman (Chairman), Robert J. Frankenberg, John F. Osborne and Edward M. Saliba. The Nominating Committee monitors the size and composition of the Company’s Board of Directors. Prior to the Company’s annual meeting of stockholders, the Nominating Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates that will be presented to the Company’s stockholders for election to serve the Company until the next annual meeting. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. The Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 6024 Silver Creek Valley Road, San Jose, California 95138 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.electroglas.com.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience in the semiconductor manufacturing equipment industry and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Both Mr. Barnes and Mr. Gibson were appointed to fill vacancies on the Company’s Board of Directors. The Nominating Committee initiated the review of these candidates, reviewed their qualifications and recommended their appointment by the full Board of Directors.

The Nominating Committee approved Robert J. Frankenberg and Edward M. Saliba as nominees for the two Class II directors to be voted upon at the Annual Meeting.

All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of the Nasdaq Stock Market, Inc.

Compensation of Directors

In March 2003, the Board established a revised compensation schedule for non-employee directors. In 2003, the non-employee directors received a prorated annual retainer of $17,500, a fee of $1,000 for each monthly meeting of the Board of Directors attended and a fee of $2,000 for each quarterly meeting of the Board of Directors attended. In addition, committee members will receive a fee of $1,000 for each meeting of a committee of the Board of Directors attended, except for the chairman of the Audit Committee who will receive a fee of $2,000 for each meeting chaired. Pursuant to the revised compensation schedule, non-employee directors will also receive an annual option grant of 10,000 shares of Common Stock, under the Company’s 1997 Plan, as of the close of business on the date of the Company’s Annual Meeting of Stockholders.

Mr. Saliba, who was appointed to the Board in March 20, 2003, was granted an option to purchase 12,500 shares of Common Stock at the exercise price of $1.65 on May 20, 2003. This included the 10,000 shares plus a pro-rated 2,500 shares for the previous quarter he was a member of the Board. Mr. Friedman was granted an option to purchase 10,000 shares upon his reelection to the Board on May 20, 2003 at an exercise price of $1.65. Both grants were fully vested on the day of grant and had a term of seven years.

Mr. Gibson was granted an option to purchase 30,000 shares of Common Stock at the purchase price of $4.39 upon his appointment to the Board on March 10, 2004.

At the March 11, 2004 Board of Directors meeting, a recommendation was approved to grant each, Messrs. Friedman, Frankenberg, Osborne and Saliba, the option to purchase 20,000 shares of Common Stock for a purchase price of $4.40.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Access to Corporate Governance Policies

The Company adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) in October 2003. The Code of Conduct is available on the Company’s website at www.electroglas.com. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Conduct will be promptly disclosed to the public. To the extent permitted by such legal requirements, the Company intends to make such public disclosure by posting the relevant material on our website in accordance with Securities and Exchange Commission rules.

Copies of the Company’s committee charters and Code of Conduct will be provided to any Stockholder upon written request to the Secretary of Electroglas, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138.

Communication between Stockholders and Directors

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Secretary of the Company at 6024 Silver Creek Valley Road, San Jose, California 95138. All stockholder communications will be sent to the Board of Directors. Stockholder communications to the presiding independent director can be addressed in writing to Mel Friedman, Presiding Lead Independent Director, c/o Electroglas, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers, directors and key personnel of the Company as of March 26, 2004:

Name	Age	Position
Keith L. Barnes	52	Chief Executive Officer and Chairman of the Board
Thomas E. Brunton	56	Chief Financial Officer, Vice President, Administration, Treasurer and Secretary
Timothy J. Boyle	52	Vice President, Marketing and Chief Technology Officer
Patrick Kiely	57	Vice President, Global Sales
Wayne E. Woodard	39	Vice President, Service and Operations
Robert J. Frankenberg (1)(3)	56	Director
Mel Friedman (2)(3)(4)	65	Director
C. Scott Gibson	51	Director
John F. Osborne (1)(2)(3)	59	Director
Edward M. Saliba (2)(3)	54	Director

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating Committee

(4)	Lead Independent Director

Keith L. Barnes was appointed Chief Executive Officer and Chairman of the Company in October 2003. From August 2002 to October 2003 Mr. Barnes was a management consultant. He served as Chairman of the Board and Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”), a manufacturer of engineering test stations and test software, from 1995 until 2001 when it was acquired by Credence Systems Corporation. Prior to joining IMS, Mr. Barnes was a division president at Valid Logic Systems and later Cadence Design Systems.

Thomas E. Brunton was appointed Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company in November 2000 and in February 2003 was appointed Chief Financial Officer, Vice President, Administration, Treasurer and Secretary. Prior to joining the Company, Mr. Brunton was Chief Financial Officer of Centigram Communications from March 1998 to July 2000. He joined Centigram in March 1991 as Controller and also served as Treasurer. Prior to his service at Centigram, he had financial management responsibilities at 3Com Corporation, Sun Microsystems, Inc. (“Sun”) and International Business Machines Corporation/Rolm.

Timothy J. Boyle joined the Company in May 1995 as Vice President—Engineering and was named an officer of the Company in June 1997. In March 1998, Mr. Boyle was named Chief Technology Officer of the Company. In September 2001 he was named Chief Technology Officer and Vice President/General Manager of Expansion Products. In October 2003 he was named Vice President Marketing and Chief Technology Officer. Prior to joining the Company he was Vice President of Hardware and Sensors Engineering at Measurex Corporation, a process control systems company, in 1991. From 1989 to 1991, he was Measurex’s Director of Corporate Quality. From 1982 to 1989, he held various engineering and management positions at Measurex. From 1981 to 1983, he was Vice President of Engineering at American Flow Systems, a start-up company which developed precision fluid flow instruments.

Patrick Kiely joined the Company as Vice President of Sales and Service in July 2003. In January 2004, he was named Vice President of Global Sales. Prior to joining the Company, Mr. Kiely was Director of Test Systems Operations at Tokyo Electron America, Inc., a semiconductor equipment manufacturer, from June 1996 to July 2003.

Wayne E. Woodard joined the Company as Director of Materials in October 1998. In January 1999, he was promoted to Vice President—Operations. In July 2000, he was named Vice President—Operations and General Manager of the 200mm Business Unit. In September 2001, he was named Vice President/General Manager of the Prober Division and in February 2003 he was named Vice President, Engineering and Manufacturing. In January of 2004, he was named Vice President of Service and Operations. Mr. Woodard was Director of Operations at Ridge Technologies from late 1997 through 1998. Prior to that, from 1987 through 1997, Mr. Woodard held various operations and sales management positions at Sun.

Robert J. Frankenberg has been a Director of the Company since July 1993. He was President and Chief Executive Officer of Encanto Networks, Inc., an Internet electronic commerce server manufacturer, from May 1997 to July 2000. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company’s Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard’s Personal Computation Business, from 1989 to 1991, he was Vice President and General Manager of Hewlett-Packard’s Information Networks Group and, from 1985 to 1989, he was General Manager of Hewlett-Packard’s Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Scansoft, Inc., Secure Computing Corporation, National Semiconductor Corporation, and Extended Systems.

Mel Friedman has been a Director of the Company since May 1999, and designated lead independent director since March 2003. He retired from Sun, a computer hardware company, where his most recent position was that of Senior Vice President, Customer Advocacy. From March 1998 through July 2000, he was President, Microelectronics at Sun. Previously, Mr. Friedman was Vice President, Worldwide Operations, Vice President of Supply Management and Vice President, West Coast Operations. Mr. Friedman joined Sun in 1989. From 1985 through 1989, he was Vice President, Worldwide Operations and Customer Service at Prime Computer, a mini-computer company. Prior to that he held executive positions at Apollo Computer, a workstation manufacturer, and Polaroid Corporation, a photographic company. He was also co-founder of Tabor Corporation, a micro-floppy disc drive company. Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and Industrial Management at MIT. Mr. Friedman currently serves on the Board of Directors of Blue Martini Software, Inc., a software company.

C. Scott Gibson has been a Director of the Company since March 10, 2004. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc. in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. Mr. Gibson holds a BSEE and a MBA from the University of Illinois. He currently is serving as the Chairman of the Board of Radisys and is a member of the Board of directors of TriQuint Semiconductor, Pixelworks and NW Natural. Mr. Gibson is also the Vice Chairman of the Oregon Health and Science University and of the Oregon Health and Science Foundation Board and a member of the Oregon Community Foundation Board.

John F. Osborne has been a Director of the Company since May 2002. Since January 1998 Mr. Osborne has been President of Competitive Customer Support, an advisor to companies that manufacture integrated circuits or supply materials, equipment and services to the microelectronics industry. Prior to forming Competitive Customer Support, Mr. Osborne was a member of the executive staff of Lam Research (“Lam”), a leading equipment supplier to the integrated circuit industry. Mr. Osborne joined Lam in 1988 and held the positions of Vice President of Strategic Development, Vice President of Quality and Vice President of Customer Support.

Prior to joining Lam, Mr. Osborne held management positions at both Motorola and Royal Philips Electronics from 1967 to 1985. Mr. Osborne earned his degree in Metallurgical Engineering from Colorado School of Mines in 1966.

Edward M. Saliba has been a Director of the Company since March 2003. Mr. Saliba retired from Sun in June 2001, and has been a consultant since that time. From January 2002 to June 2002, he was the Chief Financial Officer of iScale, Inc., a software company. Prior to his retirement from Sun in June 2001, Mr. Saliba worked on a number of discrete projects. From January 2000 to April 2001, he was Vice President of Operations and Chief of Staff of iPlanet.com, a Sun and Netscape alliance. From June 1999 to January 2000, Mr. Saliba served as Vice President Human Resources of Sun. From May 1998 to June 1999 he served as Vice President, Finance, of the Software Division of Sun. From February 1996 to May 1998, he served as Vice President of Finance of SunSoft, Inc., and internet software company. From May 1994 to February 1996, he served as Director of Finance of Sun Microelectronics. From February 1996 to May 1998, he served as Director of Finance of SMCC Worldwide Operations. From June 1991 to May 1993, he served Director of Finance of SMCC Engineering. From April 1989 to June 1991, he served as Finance Manager and Director of East Coast Operations of Sun. Mr. Saliba was a Public Governor on the Pacific Stock and Option Exchange from February 1999 to February 2003. Mr. Saliba served as a Director on the Board of Brio Software, Inc. from January 2002 through July 2003, when the Company was acquired by Hyperion Solutions, Inc.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of March 26, 2004, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
State of Wisconsin Investment Board 121 East Wilson Street Madison, Wisconsin 53707 (3)	2,410,400	11.1%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401 (4)	1,091,100	5.0%
Curtis S. Wozniak (5)	618,553	2.8%
Wayne E. Woodard (6)	150,107	*
Timothy J. Boyle (7)	140,942	*
Thomas E. Brunton (8)	79,237	*
Mel Friedman (9)	70,000	*
Robert J. Frankenberg (10)	67,500	*
C. Scott Gibson (11)	30,000	*
John F. Osborne (12)	50,000	*
Edward M. Saliba (13)	32,500	*
Patrick Kiely (14)	12,416	*
Keith L. Barnes	—	*
All executive officers and directors as a group (10 persons) (15)	1,251,255	5.5%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Percentage beneficially owned is based on 21,667,973 shares of Common Stock outstanding as of March 26, 2004.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004, State of Wisconsin Investment Board, a Wisconsin corporation, has sole voting power and sole dispositive power with respect to 2,410,400 shares of the Company’s Common Stock as of December 31, 2003.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on December 31, 2003, Dimensional Fund Advisors, Inc. a Delaware corporation, has sole voting power and sole dispositive power with respect to 1,091,100 shares of the Company’s Common Stock as of December 31, 2003. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)	Includes 556,740 options exercisable within 60 days of March 26, 2004.

(6)	Represents 150,107 options exercisable within 60 days of March 26, 2004.

(7)	Represents 140,942 options exercisable within 60 days of March 26, 2004.

(8)	Includes 78,145 options exercisable within 60 days of March 26, 2004.

(9)	Represents 70,000 options exercisable within 60 days of March 26, 2004.

(10)	Represents 67,500 options exercisable within 60 days of March 26, 2004.

(11)	Represents 30,000 options exercisable within 60 days of March 26, 2004.

(12)	Represents 50,000 options exercisable within 60 days of March 26, 2004.

(13)	Represents 32,500 options exercisable within 60 days of March 26, 2004.

(14)	Includes 6,666 options exercisable within 60 days of March 26, 2004.

(15)	Includes 1,182,600 options exercisable within 60 days of March 26, 2004.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as the Company’s independent auditors since 1993, and the Board of Directors, upon the recommendation of the Audit Committee has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2004.

A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she so desires and will be able to respond to appropriate questions.

Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting, the Company will review its future selection of auditors.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$421,000	$429,000
Audit-Related Fees (2)	$7,000	$152,000
Tax Fees (3)	$132,000	$411,000
All Other Fees (4)	$52,000	$61,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for services not reported above.

In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approve for particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

THE BOARD OF DIRECTORS RECOMMENDS “FOR’ VOTE ON PROPOSAL NO. 2.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information on 2003, 2002 and 2001 compensation of the Company’s Named Executive Officers.

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($)
Securities Underlying Options (#)
	Year	Salary ($)	Bonus ($)(1)
Keith L Barnes (2) Chief Executive Officer and Chairman of the Board	2003	$48,885	—	900,000	$265	(3)

Curtis S. Wozniak (4) Chief Executive Officer	2003 2002 2001	333,054 311,308 360,797	— — —	— 93,750 99,162	4,385 5,525 6,000	(5) (5) (5)

Wayne E. Woodard Vice President, Service and Operations	2003 2002 2001	194,358 189,461 185,376	— — —	70,000 40,000 57,087	2,835 2,612 3,679	(6) (6) (6)

Thomas E. Brunton Vice President, Administration, Chief Financial Officer, Secretary and Treasurer	2003 2002 2001	186,916 184,794 199,992	— — —	65,000 35,000 22,000	4,575 4,121 3,159	(7) (7) (7)

Timothy J. Boyle Vice President, Marketing and Chief Technology Officer	2003 2002 2001	185,516 180,172 185,376	— — —	60,000 30,000 26,985	5,118 5,118 4,916	(8) (8) (8)

Patrick Kiely (9) Vice President, Global Sales	2003	103,294	—	70,000	955	(10)

Conor P. O’Mahony (11)	2003 2002 2001	341,083 197,318 202,197	— — —	20,000 25,000 32,022	4,210 4,019 3,866	(12) (12) (12)

Jeffrey Hintzke (13)	2003 2002 2001	272,812 177,566 175,992	— — —	20,000 30,000 46,956	4,394 5,509 5,475	(14) (14) (14)

(1)	Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2)	Mr. Barnes was appointed the Company’s Chief Executive Officer and Chairman of the Board in October 2003.

(3)	Represents $265 paid in life insurance premiums by the Company on behalf of Mr. Barnes.

(4)	Mr. Wozniak resigned as the Company’s Chief Executive Officer in October 2003.

(5)	Represents $3,450, $4,625 and $5,100 paid in 2003, 2002 and 2001, respectively, to Mr. Wozniak as contributions by the Company under its 401(k) plan, and $935 paid in 2003 and $900 paid in each of 2002 and 2001 in life insurance premiums by the Company on behalf of Mr. Wozniak.

(6)	Represents $2,424, $2,216 and $3,315 paid in 2003, 2002 and 2001, respectively, to Mr. Woodard as contributions by the Company under its 401(k) plan, and $411, $396 and $364 in life insurance premiums paid in 2003, 2002 and 2001, respectively, by the Company on behalf of Mr. Woodard.

(7)	Represents $2,700, $2,315 and $2,193 paid in 2003, 2002 and 2001, respectively, to Mr. Brunton as contributions by the Company under its 401(k) plan, and $1,875, $1,806 and $966 in life insurance premiums paid in 2003, 2002 and 2001, respectively, by the Company on behalf of Mr. Brunton.

(8)	Represents $4,123, $4,123 and $3,958 paid in 2003, 2002 and 2001, respectively, to Mr. Boyle as contributions by the Company under its 401(k) plan, and $995, $995 and $958 in life insurance premiums paid in 2003, 2002 and 2001, respectively, by the Company on behalf of Mr. Boyle.

(9)	Mr. Kiely joined the Company in July 2003.

(10)	Represents $955 in life insurance premiums paid in 2003 by the Company on behalf of Mr. Kiely.

(11)	Mr. O’Mahony’s employment was terminated pursuant to the 2003 reduction in force. Mr. O’Mahony’s 2003 Salary includes a one time severance payment in the amount of $192,371.

(12)	Represents $3,989, $3,676 and $3,637 paid in 2003, 2002 and 2001, respectively, to Mr. O’Mahony as contributions by the Company under its 401(k) plan, and $221, $343 and $229 paid in life insurance premiums in 2003, 2002 and 2001, respectively, by the Company on behalf of Mr. O’Mahony.

(13)	Mr. Hintzke’s employment was terminated pursuant to the 2003 reduction in force. Mr. Hintzke’s 2003 Salary includes a one time severance payment in the amount of $130,792.

(14)	Represents $4,063, $5,100 and $5,100 paid in 2003, 2002 and 2001, respectively, to Mr. Hintzke as contributions by the Company under its 401(k) plan, and $331, $409 and $375 paid in life insurance premiums in 2003, 2002, and 2001, respectively, by the Company on behalf of Mr. Hintzke.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to the grant of stock options under the Company’s Amended and Restated 1997 Stock Incentive Plan (collectively the “Plans”) to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

Name	Individual Grants								Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year (4)		Exercise Price Per Share ($/Sh) (5)		Expiration Date
									5% ($)		10% ($)
Keith L. Barnes	500,000 400,000	(1) (2)	29.79 23.83	% %	$ $	3.15 3.15	10/28/2010 10/28/2010	(6) (6)	$ $	641,183 792,407	$ $	1,494,229 2,008,115
Curtis S. Wozniak	—		—			—	—			—		—
Wayne E. Woodard	40,000 30,000	(1) (3)	2.38 1.79	% %	$ $	1.77 3.40	8/1/2010 12/17/2006	(6) (7)	$ $	28,822 16,077	$ $	67,169 33,762
Thomas E. Brunton	35,000 30,000	(1) (3)	2.09 1.79	% %	$ $	1.77 3.40	8/1/2010 12/17/2006	(6) (7)	$ $	25,219 16,077	$ $	58,773 33,762
Timothy J. Boyle	30,000 30,000	(1) (3)	1.79 1.79	% %	$ $	1.77 3.40	8/1/2010 12/17/2006	(6) (7)	$ $	21,617 16,077	$ $	50,376 33,762
Patrick Kiely	70,000	(1)	4.17%			$1.98	7/22/2010	(6)		$56,424		$131,492

(1)	Option vests at the rate of 25% of the total shares granted on the first anniversary of the grant date and the remaining shares vest quarterly, such that the option is fully vested four years from the grant date.

(2)	Options vest when certain company objectives, set forth by the Board of Directors are met.

(3)	Option vests at the rate of 1/18th of the total shares granted on the first month anniversary of the grant date and the remaining shares vest monthly, such that the option is fully vested 18 months from the grant date.

(4)	Based on a total of 1,678,604 options granted to employees and directors of the Company in 2003, including the Named Executive Officers.

(5)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(6)	The options granted have a term of seven years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(7)	The options granted have a term of three years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

The following table discloses information for the Named Executive Officers regarding options to purchase the Company’s Common Stock exercised during 2003 and options to purchase the Company’s Common Stock held at the end of 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)	Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Keith L. Barnes	—	—	— / 900,000	$— / $450,000
Curtis S. Wozniak	—	—	519,522 / —	— / —
Wayne E. Woodard	—	—	130,212 / 121,875	— / $82,000
Thomas E. Brunton	—	—	61,375 / 105,625	— / $73,300
Timothy J. Boyle	—	—	125,735 / 91,250	— / $63,900
Patrick Kiely	—	—	— / 70,000	— / $116,000

(1)	Value is based on the stock price of the Company’s Common Stock at December 31, 2003 ($3.65), minus the exercise price.

Employment Agreements

Mr. Keith L. Barnes. On October 22, 2003, the Company entered into an Employment Agreement with Mr. Keith L. Barnes (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Barnes was appointed Chief Executive Officer and Chairman of the Board of the Company effective October 28, 2003 (the “Effective Date”). The terms of the Employment Agreement provide that Mr. Barnes serve as the Company’s Chairman of the Board for at least six (6) months. At the end of the six (6) month period but before the end of nine (9) months after the Effective Date, the Company’s Board of Directors will decide whether to (a) recruit an outside Chairman of the Board, (b) elect a current member of the Board to serve as Chairman of the Board or (c) to continue with Mr. Barnes as the Chairman of the Board. Mr. Barnes’ initial base salary, which reflects the Company’s current pay reduction programs, is three hundred and ten thousand dollars ($310,000) per year. Mr. Barnes’ initial base salary will revert to three hundred and fifty thousand dollars ($350,000) per year when the Board of Directors approves the end of the Company’s pay reduction program. In addition, Mr. Barnes is eligible for a target incentive bonus of one hundred and eighty thousand dollars ($180,000) for his first year of employment, based on his achievement of performance targets determined by the Board of Directors. Mr. Barnes was granted an option (the “Initial Option”) to purchase five hundred thousand (500,000) shares of the Company’s Common Stock (the “Shares”) pursuant to the 1997 Stock Incentive Plan (the “Plan”). The Initial Option vests over a four (4) year period such that twenty-five percent (25%) of the Shares vest one year after the Effective Date and  1/36th of the remaining Shares vest on each monthly anniversary of the Effective Date thereafter. In addition, as inducement to Mr. Barnes’ commencement of service as Chief Executive Officer he was granted a supplemental option (the “Supplemental Option”) to purchase four hundred thousand (400,000) shares of the Common Stock of the Company (the “Supplemental Shares”). The Supplemental Option was not issued under the Plan but its terms are consistent with the standard form of stock option agreement issued under the Plan. The Supplemental Shares vest on the fifth anniversary of the Effective Date. The Supplemental Shares will vest prior to the fifth anniversary of the Effective Date (in two equal installments of 200,000 shares each) upon the achievement of certain performance goals to be determined by the Board of Directors within ninety (90) days of the Effective Date.

Mr. Barnes is eligible to participate in the benefits generally made available by the Company to its executive officers including a life insurance policy in an amount not less than seven hundred thousand dollars ($700,000).

Mr. Barnes has agreed to relocate from Portland Oregon to the Bay Area within three (3) years of the date of the Employment Agreement. Prior to his relocation the Company will reimburse Mr. Barnes for reasonable temporary living expenses, not to exceed six thousand five hundred dollars ($6,500) per month. In addition, the Company will reimburse Mr. Barnes for the actual and reasonable expenses incurred in connection with his relocation.

Pursuant to the Employment Agreement, Mr. Barnes is entitled to severance benefits if his employment is terminated by the Company at any time, unless the termination is due to (i) a situation where the Company believes it has cause, (ii) death or (iii) disability, equal to twelve (12) months of his then-current base salary, payable in the form of salary continuation (“Severance Period”), less applicable withholdings. Mr. Barnes will also receive any bonus payment that was fully earned but not yet payable at the time of such termination. In addition, he also will be eligible to receive (1) continued vesting for the Initial Option and the Supplemental Option during the Severance Period, and (2) paid medical coverage for up to twelve (12) months during the Severance Period, or until he becomes covered by another employer’s medical plan. Mr. Barnes’ eligibility for these severance benefits is conditioned on (1) his execution of a release of claims against the Company; and (2) his agreement not to compete with the Company; or its successors or assigns, during the Severance Period. If he engages in any business activity competitive with the Company or its successors or assigns during the Severance Period, all severance benefits immediately shall cease.

Mr. Curtis S. Wozniak resigned his positions as the Company’s Chief Executive Officer and Chairman of the Board pursuant to the terms of a letter agreement dated October 28, 2003 (the “Letter Agreement”) and agreed to by the Company. Mr. Wozniak’s employment terminated with the Company effective October 31, 2003 (the “Separation Date”). The Company agreed to pay his then current base salary for a period of one year after the Separation Date (the “Severance Period”) and his medical insurance premiums until the Severance Period ends or until he is covered by another employer’s plan. Mr. Wozniak remained a member of the Company’s Board of Directors until his resignation from the Board on March 9, 2004.

Equity Compensation Plan Information

The following table presents information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2003, including the Company’s 1993 Long-Term Stock Incentive Plan, Amended and Restated 1997 Stock Incentive Plan, 2001 Non-Officer Employee Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,291,255	$12.24	3,044,899
Equity compensation plans not approved by security holders (2)	868,513	$4.38	782,984

Total	3,159,768		3,827,883

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1993 Long-Term Stock Incentive Plan, 1998 Employee Stock Purchase Plan, Amended and Restated 1997 Stock Incentive Plan and 2002 Employee Stock Purchase Plan.

The Amended and Restated 1993 Long-Term Stock Incentive Plan (the “1993 Plan”) was originally adopted by the Board of Directors and approved by the stockholders in July 1993. The Board adopted amendments and restatements of the 1993 Plan in February 1995. These amendments and restatements were approved by the stockholders in May 1995. The 1993 Plan is administered by the Compensation Committee. Options granted pursuant to the 1993 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. The term of all options granted under the 1993 Plan shall not exceed ten years after the date of grant. The 1993 Plan terminated in June 1998 and options are no longer granted under the 1993 Plan. As of December 31, 2003, there were options outstanding to purchase 341,968 shares of the Company’s Common Stock under the 1993 Plan at a weighted average exercise price of $15.16 per share and no there were shares available for future issuance.

The 1997 Stock Incentive Plan (the “1997 Plan”) was originally adopted by the Board of Directors in March 1997 and approved by the stockholders in May 1997. The 1997 Plan is administered by the Compensation Committee. Options granted pursuant to the 1997 Plan generally vest ratably over a four-year period on the anniversary of the date of grant, or as determined by the Compensation Committee. Options expire no more than seven years after the date of grant. The stock options issued under the 1997 Plan shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. Incentive Stock Options issued pursuant to the 1997 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee’s Incentive Stock Option in the event of the optionee’s death on a beneficiary designation form provided by the Compensation Committee. Awards, other than Incentive Stock Options, granted pursuant to the 1997 Plan shall be transferable to the extent provided in the specific award agreement. As of December 31, 2003, there were options outstanding to purchase 1,949,287 shares of the Company’s Common Stock under the 1997 Plan at a weighted average exercise price of $11.73 per share and there were 1,210,875 shares available for future issuance.

The 2002 Employee Stock Purchase Plan (the “2002 ESPP”) was originally adopted by the Board in February 2002 and approved by the stockholders in May 2002. The purpose of the 2002 ESPP is to provide employees of the Company who participate in the Plan with opportunity to purchase Common Stock of the Company through payroll deductions. The 2002 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 2002 ESPP is implemented by twenty-four month offering periods during which there are four purchase periods. The Board of Directors may alter the duration of the offering periods without stockholder approval. The price per share at which shares are sold under the 2002 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the twenty-four month offering period, or (ii) 85% of the fair market value of the Common Stock on the date of purchase. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 2002 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, inclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, and (ii) employees shall not be permitted in any Purchase Period to purchase more than 750 shares. As of December 31, 2003, there were 1,834,024 shares available for future issuance under the 2002 Plan.

(2)	The Board of Directors adopted the 2001 Non-Officer Employee Stock Incentive Plan (the “2001 Plan”) in May 2001. The 2001 Plan is administered by the Compensation Committee. Pursuant to the 2001 Plan, the Compensation Committee may grant non-qualified stock options, in its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified stock options may be issued under the 2001 Plan. Stock options may not be granted to officers and directors of the Company from the 2001 Plan. Stock options shall be issued under the 2001 Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options may be transferred by gift or through a domestic relations order to members of the grantee’s immediate family to the extent provided in the specific option agreement or in the manner and to the extent determined by the Compensation Committee. The term of all options granted under the Plan shall not exceed seven years from the date of grant. As of December 31, 2003, there were options outstanding to purchase 468,513 shares of the Company’s Common Stock under the 2001 Plan at a weighted average exercise price of $5.43 per share and there were 782,984 shares available for future issuance.

Includes 400,000 shares subject to an outstanding inducement stock option granted to Mr. Keith Barnes. For a description of the terms of this inducement stock option grant see “Executive Compensation an Other Information—Employment Agreements.”

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, Audit Committee Report and Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended .

Compensation Committee Report on Executive Compensation

Compensation Policy.    The Company’s executive compensation program is designed to attract and retain executive officers of high caliber and ability who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the Company’s 1993 Long-Term Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan (collectively the “Plans”). The Company’s compensation policy as established by the Compensation Committee, is that executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interests of the Company’s stockholders.

Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation. In setting compensation for all three components, the Compensation Committee consulted surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the RDG Semiconductor Composite Index used in the Stock Performance Graph.

Salary.    Base salaries are reviewed annually and set by the Compensation Committee. Salaries are set to be competitive within the semiconductor and semiconductor equipment industry. As a result of the industry downturn and company performance all executive officers received a reduction of pay of 10% except for the CEO, who received a reduction of 15%.

Bonus.    The Compensation Committee met in July and December 2003 to evaluate performance and set bonuses payable to its executive officers for the 2003 fiscal year. The bonus incentive program is a Company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary and increases that percentage for higher positions within the Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals, determine the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company’s long-term performance. Individual performance by an executive may impact his or her bonus payment. Since the Company had no operating profit in 2003 due to the downturn in the semiconductor industry no bonuses were paid in 2004 for fiscal 2003 performance. In the future the Compensation Committee may modify the criteria or select other performance factors with respect to executive officer bonuses for a given fiscal year.

Long-Term Incentive Awards.    The Company primarily uses stock options provided by the Plans to provide long-term incentives aligned with the interests of the Company’s stockholders. The award of these options is applicable to a wide range of employees throughout the Company and at every level in the Company. The Compensation Committee administers the award of all stock options in the Company, including awards to executive officers. The Compensation Committee periodically considers whether to grant awards under the Plans to specific officers based on numerous factors including, the executive officer’s position in the Company, his or her performance and responsibility, the extent to which he or she already holds an equity stake in the Company, equity participation levels of comparable executives and key personnel at other similar companies, and the officer’s individual contribution to the Company’s financial performance. The Plans do not provide any formula for weighing these factors, and the decision to grant an award is based on subjective and objective evaluations of the past as well as future anticipated performance and responsibilities of the officer in question. These factors were used in determining the amount of long-term incentive awards granted to employees in 2003.

Compensation Policy Regarding Deductibility.    The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2003 will exceed the $1 million limit per officer. The Plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration package to align properly the Company’s performance and the interests of the Company’s stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation

Committee of the Board of Directors

John F. Osborne

Robert J. Frankenberg

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for the appointment, compensation and oversight of the work of the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal year 2003.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Submitted by the Audit Committee of

the Board of Directors

Edward M. Saliba

Mel Friedman

John F. Osborne

Stock Performance Graph

The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock since December 31, 1998, with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market—U.S. Index and (b) the RDG Semiconductor Composite Index. The comparison assumes an investment of $100 on December 31, 1998, and reinvestment of dividends, if any.

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
ELECTROGLAS, INC.	100.00	215.96	130.32	125.70	13.11	31.06
NASDAQ STOCK MARKET (U.S.)	100.00	186.20	126.78	96.96	68.65	108.18
RDG SEMICONDUCTOR COMPOSITE	100.00	192.99	144.80	125.26	64.28	122.34

In previous years, the Company has compared the performance of its Common Stock against the JP Morgan H&Q Semiconductor Index. As of March 29, 2002, the JP Morgan H&Q Semiconductor Index ceased to be published. As shown in the table and in the performance graph above, the Company has selected the RDG Semiconductor Composite Index as its new industry index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the executive officers of the Company (each an “Executive Officer”) have entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if an Executive Officer’s employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer’s base salary then in effect for one year, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year’s bonus, (iii) provide for continuation of medical and dental benefits for one year, (iv) pay the Executive Officer’s life insurance premiums and car allowance for one year, (v) pay accrued but unused vacation as of the date of termination, (vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer’s vested stock options as of the date of termination to six months after the date of termination.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the Company’s 2005 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 29, 2005, and February 28, 2005. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company not later than December 15, 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2003 all Reporting Persons complied with all applicable filing requirements.

Other Matters.    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Whether or not you expect to attend the Annual Meeting of stockholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card and mailing in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, ELECTROGLAS, INC. AT 6024 SILVER CREEK VALLEY ROAD, SAN JOSE, CALIFORNIA 95138, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE COMPANY’S 2003 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Thomas E. Brunton

Secretary

April 14, 2004

San Jose, California

[Logo of Electroglas] ELECTROGLAS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Electroglas, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ELECT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROGLAS, INC.

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF Robert J. Frankenberg and Edward M. Saliba as Class II Directors and FOR proposal 2.

VOTE ON DIRECTOR

1.    Election of Class II Directors (see above):

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

VOTE ON PROPOSAL

2.	To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2004.

For ☐	Against ☐	Abstain ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [ SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

ELECTROGLAS, INC.

6024 SILVER CREEK VALLEY ROAD

SAN JOSE, CALIFORNIA 95138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2004

KEITH L. BARNES and THOMAS E. BRUNTON, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the “Company”), to be held on Thursday, May 20, 2004, and any adjournments or postponements thereof.

Election of two Class II directors (or if nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: Robert J. Frankenberg and Edward M. Saliba.

See reverse side: if you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE